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                                   EXHIBIT 99


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                        PILOT THERAPEUTICS HOLDINGS, INC.

                            2001 STOCK INCENTIVE PLAN

                 (AS AMENDED AND RESTATED THROUGH JUNE 20, 2002)



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                        PILOT THERAPEUTICS HOLDINGS, INC.
                            2001 STOCK INCENTIVE PLAN
                 (AS AMENDED AND RESTATED THROUGH JUNE 20, 2002)


1.       PURPOSE

         The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

2.       DEFINITIONS

         In addition to other terms defined herein, for purposes of the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee in a manner consistent with the registration provisions of the federal securities laws.

         (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

         (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

         (d)      "Board" shall mean the Board of Directors of the Company.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

         (f) "Committee" shall mean a committee of Directors designated by the Board to administer the Plan. Unless the Board determines otherwise, the Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code or related regulations, the Plan shall be administered by a committee comprised of "outside directors" (as such term is defined in Section 162(m) and related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term "Committee" may also include the Board if it is exercising authority to administer the Plan under Section 3(c) herein.

         (g) "Company" shall mean Pilot Therapeutics Holdings, Inc., a Delaware corporation, and any successor corporation.

         (h)      "Director" shall mean a member of the Board.

         (i) "Eligible Person" shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

         (j) "Fair Market Value" shall mean the fair market value per share of the Common Stock, as determined in accordance with the following provisions unless the Committee determines otherwise: (A) if the Shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price per share of the Shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the option is granted or other


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determination is made (each, a "valuation date"), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the Shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or closing bid, if no sales were reported) as quoted on the system on the date immediately or nearest preceding the valuation date for which such information is available; or (B) if the Shares are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Committee in accordance with the applicable provisions of
Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

         (k)      "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

         (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

         (n)      "Other Stock Grant" shall mean any right granted under
Section 6(e) of the Plan.

         (o)      "Other Stock-Based Award" shall mean any right granted under
Section 6(f) of the Plan.

         (p) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

         (q)      "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

         (r) "Person" shall mean any individual, corporation, partnership, association or trust.

         (s) "Plan" shall mean the Pilot Therapeutics Holdings, Inc. 2001 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

         (t) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

         (u)      "Restricted Stock" shall mean any Shares granted under
Section 6(c) of the Plan.

         (v)      "Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

         (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation.

         (x) "Shares" shall mean shares of Common Stock, $0.001 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

         (y)      "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

3.       ADMINISTRATION

         (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate



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the exercisability of Options or the lapse of restrictions relating to
Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate. No member of the Board or Committee, as applicable, shall be liable while acting in an administrative capacity with respect to the Plan for any action or determination made in good faith in respect to the Plan or any award or agreement.

         (b) Delegation. Notwithstanding the other provisions of Section 3, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Eligible Persons, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in Section 3(a) herein with respect to such Awards (subject to such terms and conditions as may be established by the Committee); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or Director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a "covered employee" as defined under Section 162(m) of the Code and related regulations. To the extent that the Committee has delegated authority to grant awards pursuant to this Section 3(b) to one or more officers of the Company, references to the Committee shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable law.

         (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, and, in such event, references to the Committee shall include the Board.

4.       SHARES AVAILABLE FOR AWARDS

         (a)      Shares Available. Subject to adjustment as provided in
Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,200,000. Shares to be issued under the Plan may be either authorized but unissued Shares, treasury shares or Shares acquired in the open market or otherwise. Any Shares that are delivered or withheld as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,200,000, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

         (b) Accounting for Awards. For purposes of this Section 4, and unless the Committee determines otherwise, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

         (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of



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Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be issuable under the Plan, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and
(iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

         (d) Award Limitations Under the Plan. Subject to adjustment as provided in Section 4(c) herein, no Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 100,000 Shares in the aggregate in any calendar year (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award with respect to any Awards settled in cash). The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

5.       ELIGIBILITY

         Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

6.       AWARDS

         (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                  (i) Exercise Price. The price per share at which an Option may be exercised (the "exercise price") shall be established by the Committee; provided, that (i) in the case of an Incentive Stock Option, the exercise price shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date of grant (or 110% of the Fair Market Value with respect to Incentive Stock Options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a related corporation, as provided in Section 422(c)(5) of the Code); and (ii) in the case of a Non-Qualified Option, in no event shall the exercise price per share of any such option be less than 85% of the Fair Market Value per share of the Common Stock on the date of grant.

                  (ii) Option Term. The term of each Option (the "option period") shall be determined by the Committee. With respect to Incentive Stock Options, the option period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Stock Options granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a related corporation, as provided in Section 6(a)(i) herein). Any Option or portion thereof not exercised before expiration of the option period shall terminate.

                  (iii) Time and Method of Exercise. The Committee shall determine the time or times at which and conditions pursuant to which an Option may be exercised in whole or in part. The Committee shall determine the method or methods by which, and the form or forms in which payment of the exercise price with respect thereto may be made or deemed to have been made. Such form or forms of consideration may include, without limitation, cash, Shares, promissory notes, services, other securities, other Awards or other


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         property, or any combination thereof; provided, however, that such forms must have a Fair Market Value on the exercise date equal to the relevant exercise price and be acceptable under applicable law.

                  (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) of the Plan or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

                  (v) Limitations on Exercise of Incentive Stock Options. In no event shall there first become exercisable by an employee in any one calendar year Incentive Stock Options granted by the Company or any related corporation with respect to Shares having an aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of Shares to become exercisable in such calendar year will be Incentive Stock Options and the Options (or portion thereof) for Shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Non-Qualified Stock Options. In the event the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit shall be automatically incorporated herein and will apply to any Incentive Stock Option granted after the date of such amendment.

                  (vi) Post-Termination Exercise Provisions Applicable to Employees. Unless the Committee determines otherwise, no Option granted to a Participant who was an employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an employee as described in Section 5, and has been an employee continuously since the date the Option was granted, subject to the following:

                           (A) An Option shall not be affected by any change in
                  the terms, conditions or status of the Participant's employment, provided that the Participant continues to be an employee of the Company or a related corporation.

                           (B) The employment relationship of a Participant
                  shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence; provided, that the period of such leave does not exceed ninety (90) days, or, if longer, as long as the Participant's right to re-employment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of disability. For purposes of the Plan, "disability" shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee shall determine whether a Participant is disabled within the meaning of this paragraph and, if applicable, the date of a Participant's termination of employment or service for any reason (the "termination date").


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                           (C) Unless the applicable Award Agreement provides
                  otherwise, if the employment of a Participant is terminated because of disability within the meaning of subparagraph (B) above, or if the Participant dies while he is an employee or dies within ninety (90) days after his termination date because of disability, the Option may be exercised only to the extent that it was exercisable on the termination date, except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (1) the close of the period of twelve (12) months next succeeding the termination date (or such other time period as may be specified in the Award Agreement); or (2) the close of the option period. In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                           (D) Unless the applicable Award Agreement provides
                  otherwise, if the employment of the Participant is terminated for any reason other than disability (as defined in subparagraph (B) above) or death or for "cause," his Option may be exercised to the extent exercisable on the termination date, except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option that was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (1) the close of the period of ninety (90) days next succeeding the termination date (or such other time period as may be specified in the Award Agreement); or (2) the close of the option period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (1) or (2) of this subparagraph (D), the Participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the Participant's date of termination of employment as the termination date). In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                           (E) Unless the applicable Award Agreement provides
                  otherwise, if the employment of the Participant is terminated for "cause," his Option shall lapse and no longer be exercisable as of the effective time of his termination date, as determined by the Committee. For purposes of the Plan, unless the Committee determines otherwise, a Participant's termination shall be for "cause" if such termination results from any one or more of the following events, circumstances or occurrences: (1) the Participant's material breach of any written employment, consulting, advisory, proprietary information, nondisclosure or other agreement with the Company and his subsequent failure to cure such breach to the satisfaction of the Committee within the cure period provided in such agreement, if any; (2) the Participant's conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any misdemeanor involving moral turpitude if the Committee reasonably determines that such conviction or plea materially adversely affects the Company; (3) the commission of an act of fraud or dishonesty by the Participant if the Committee reasonably determines that such act materially adversely affects the Company; or (4) the Participant's intentional damage or destruction of substantial property of the Company. The determination of "cause" shall be made by the Committee and its determination shall be final and conclusive.

                           (F) Notwithstanding the foregoing, the Committee
                  shall have authority, in its sole discretion, to accelerate the date for exercising all or any part of an Option held by an employee that was not otherwise exercisable on the termination date, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

                  (vii) Post-Termination Exercise Provisions Applicable to Directors, Consultants and Independent Contractors. Unless the applicable Award Agreement provides otherwise, an Option granted to a Participant who was an independent contractor or consultant (each, an "independent director") or non-employee Director of the Company or an Affiliate at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of
         Section 6(a)(vi) herein) may be exercised (unless the termination was for cause) only to the extent exercisable on the date of the


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         Participant's termination of service to the Company or an Affiliate as determined by the Committee, and must be exercised, if at all, prior to the first to occur of the following, as applicable: (A) the close of the period of ninety (90) days next succeeding the termination date (or such other time period as may be specified in the Award Agreement); or
         (B) the close of the option period. If the services of an independent contractor are terminated for cause or a non-employee Director is removed for cause (as defined in Section 6(a)(vi)(E) herein), the Option shall lapse and no longer be exercisable as of the effective time of his termination date, as determined by the Committee. Notwithstanding the foregoing, the Committee may in its sole discretion accelerate the date for exercising all or any part of an Option held by an independent contractor or non-employee Director that was not otherwise exercisable on the termination date, extend the period during which such an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

                  (viii) Stock Certificates. A certificate or certificates for Shares acquired upon exercise of an Option will be issued in the name of the Participant (or his beneficiary) and delivered to the Participant (or his beneficiary) as soon as practical following receipt of notice of exercise and payment of the exercise price. A Participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan.

         (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. Without limiting the effect of the foregoing, unless the Committee determines otherwise, in the event of the termination of employment or service of a Participant who has been granted Stock Appreciation Rights, such Participant shall be subject to the exercise provisions applicable to Participants who have been granted Options as provided in Section 6(a)(vi) and (vii) herein.

         (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                  (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

                  (ii) Stock Certificates. Unless the Committee determines otherwise, a certificate or certificates for Shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable after the Shares subject to the Award (or portion thereof) have vested. Notwithstanding the foregoing, the Committee shall have the right to retain custody of certificates evidencing the Shares subject to Restricted Stock or Restricted Stock Units and to require the Participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such Award, until such time as the Award vests (or is forfeited).

                  (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to



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

         restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

         (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. The Committee shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the "performance period"), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, completion of the performance period, or a combination of such conditions. The Committee shall determine the performance objectives to be used in valuing Performance Awards and shall determine the extent, if any, to which such Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based on such corporate, business unit or division and/or individual performance factors and criteria as the Committee in its sole discretion may deem appropriate, which factors may include one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure; (x) expense management; (xi) profitability of an identifiable business unit or product;
(xii) maintenance or improvement of profit margins; (xiii) stock price or total stockholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs;
(xvii) cash flow; (xviii) working capital; (xix) return on assets; (xx) economic wealth created; and (xxi) strategic business criteria. The Committee shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of performance awards and the provisions herein. The Committee also shall determine the form and terms of payment of Performance Awards.

         (e) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

         (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants, subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in form or forms (including, without limitation, cash, Shares, promissory notes, services, other securities, other Awards or other property or any combination thereof), as the Committee shall determine; provided, however, that the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted and such form or forms of consideration must be acceptable under applicable law.

         (g)      General.

                  (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                  (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

                  (iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Non-Qualified Stock Options or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Except to the extent that Options may be transferable pursuant to the preceding sentence, each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee (subject to the provisions of Section 6(a)(ii) herein).

                  (vi) Restrictions; Securities Exchange Listing. All Awards, Shares and other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended). If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

7.       AMENDMENT AND TERMINATION; ADJUSTMENTS

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided that approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by applicable law, rule or regulation.

         (b) Amendments to Awards. The Committee may waive or modify any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, suspend, discontinue or terminate any outstanding Award if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

         (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.       INCOME TAX WITHHOLDING; TAX BONUSES

         (a) Withholding. In order to comply with all applicable federal, state and local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

         (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal, state and local taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

9.       GENERAL PROVISIONS

         (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

         (b) Award Agreements. Unless the Committee determines otherwise, no Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

         (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (d) No Right to Employment or Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or service free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

         (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

         (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

         (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (j) Successors and Assigns. The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

10.      EFFECTIVE DATE OF THE PLAN

         The Plan was approved by the Board on August 24, 2001, subject to approval by the stockholders of the Company within twelve (12) months thereafter. Any Award granted under the Plan prior to stockholder approval of the Plan shall be subject to stockholder approval of the Plan. The Plan was amended and restated effective December 11, 2001, and further amended and restated through June 20, 2002.

11.      TERM OF THE PLAN

         No Award shall be granted under the Plan after August 23, 2011 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

12.      CODE SECTION 162(M) PERFORMANCE-BASED COMPENSATION

         To the extent to which Section 162(m) of the Code is applicable, the Company intends that compensation paid under the Plan to "covered employees" (as such term is defined in Section 162(m) and related regulations) will constitute qualified "performance-based compensation" within the meaning of Section 162(m) and related regulations, unless otherwise determined by the Committee. Accordingly, the provisions of the Plan shall be administered and interpreted in a manner consistent with Section 162(m) and related regulations. If any provision of the Plan or any Award that is granted to a covered employee does not comply or is inconsistent with the requirements of Section 162(m) or related regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a covered employee in connection with any such Participant's Award upon attainment of the applicable performance objectives.

         IN WITNESS WHEREOF, this Pilot Therapeutics Holdings, Inc. 2001 Stock Incentive Plan, as amended and restated through June 20, 2002, is, by the authority of the Board of Directors of the Company, executed in behalf of the Company, effective this 20th day of June, 2002.


                                          PILOT THERAPEUTICS HOLDINGS, INC.

                                          By:      /s/ Floyd H. Chilton, III
                                             ----------------------------------
                                                   Floyd H. Chilton, III
                                                   Chief Executive Officer


ATTEST:


/s/ David J. Mills
------------------------------------
David J. Mills, Secretary

[Corporate Seal]



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